Exhibit (h)(20)

CONTRACTUAL FEE/EXPENSE WAIVER AGREEMENT

Agreement effective as of the 31st day of January 2013 by and among the Turner Funds, a Massachusetts business trust (the “Trust”) and Turner Investments, L.P. a Pennsylvania limited partnership (“Turner”).

1.             Turner hereby agrees to limit the net total operating expenses, excluding acquired fund fees and expenses and interest expenses relating to short sales, at the levels indicated through January 31, 2014 for each of the following Funds:

Fund:	Net Total Operating Expenses

Turner Large Growth Fund
Institutional Class	0.69%
Investor Class	0.94%
Turner Emerging Growth Fund
Institutional Class	1.15%
Investor Class	1.40%
Turner Midcap Growth Fund
Institutional Class	0.93%
Investor Class	1.18%
Retirement Class	1.43%
Turner Small Cap Growth Fund
Investor Class	1.25%
Turner Global Opportunities Fund
Institutional Class	1.10%
Investor Class	1.35%

2.             Turner hereby agrees to limit the net total operating expenses at the levels indicated through January 31, 2014 for each of the following Funds:

Turner Spectrum Fund:	Net Total Operating Expenses

Institutional Class	1.95%
Investor Class	2.20%
Class C	2.95%

Turner Market Neutral Fund:	Net Total Operating Expenses

Institutional Class	1.95%
Investor Class	2.20%
Class C	2.95%

Turner Medical Sciences Long/Short Fund:	Net Total Operating Expenses

Institutional Class	1.95%
Investor Class	2.20%
Class C	2.95%

Turner Titan Fund:	Net Total Operating Expenses

Institutional Class	1.95%
Investor Class	2.20%
Class C	2.95%

3.             Turner hereby agrees to limit the net total other expenses, excluding acquired fund fees and expenses and interest expenses relating to short sales, at the levels indicated through January 31, 2014 for the following Fund:

Turner All Cap Growth Fund:	Net Total Other Expenses

Investor Class	0.25%

This Agreement shall be renewable at the end of each one year term for an additional one year term upon the written agreement of the parties hereto.

This Agreement supersedes any prior contractual waiver agreement(s) between the parties.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.

TURNER FUNDS		TURNER INVESTMENTS, L.P.

By:	/s/ Thomas R. Trala	By:	/s/ Brian F. McNally
	Signature		Signature

Name:	Thomas R. Trala	Name:	Brian F. McNally
	Printed		Printed

Title:	President and Chief Executive Officer	Title:	General Counsel and Chief Compliance Officer -
Principal